Exhibit 99.2

CERTIFICATION PURSUANT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MakeMusic! Inc. (the “Company”) on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Barbara S. Remley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 12, 2003

/s/ Barbara S. Remley
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to MakeMusic! Inc. and will be retained by MakeMusic! Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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